Exhibit 10.13

FORM OF REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of [●], 2021 by and among Victoria’s Secret & Co., a Delaware corporation (the “Company”), Leslie H. Wexner and Abigail S. Wexner.

RECITALS

WHEREAS, the Holders collectively beneficially own an aggregate number of shares of Common Stock (as defined below) representing approximately [●]% of the outstanding shares of Common Stock as of the date hereof; and

WHEREAS, the parties hereto desire to enter into an agreement to provide for certain rights and obligations associated with Common Stock ownership.

NOW, THEREFORE, in consideration of the premises and mutual agreements, covenants and provisions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I
Definitions

For purposes of this Agreement, the following terms have the meanings indicated:

“Additional Piggyback Rights” has the meaning set forth in Section 2.2(b).

“Affiliate” means with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Automatic Shelf Registration Statement” has the meaning set forth in Section 2.1(a)(i).

“beneficial ownership” and related terms such as “beneficially owned” or “beneficial owner” have the meaning given such terms in Rule 13d-3 under the Exchange Act and a Person’s beneficial ownership of Capital Stock shall be calculated in accordance with the provisions of such rule.

“Block Trade” means an offering and/or sale of Registrable Securities by the Holders on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Board” means the Board of Directors of the Company.

“Business Day” means any day other than a day on which the SEC is closed.

“Capital Stock” means any and all shares of common stock, preferred stock or other forms of equity authorized and issued by the Company (however designated, whether voting or non-voting) and any instruments convertible into or exercisable or exchangeable for any of the foregoing (including any options or swaps).

“Claims” has the meaning set forth in Section 2.8(a)(i).

“Common Stock” means the common stock, par value $0.01 per share, of the Company and any and all securities of any kind whatsoever of the Company which may be issued after the date of this Agreement in respect of, or in exchange for, such shares of common stock of the Company pursuant to a merger, consolidation, stock split, stock dividend or recapitalization of the Company or otherwise.

“Common Stock Equivalents” means (a) all securities directly or indirectly convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject), shares of Common Stock, (b) all securities of the Company with voting rights or rights to appoint or designate for nomination individuals to the Board and (c) all securities that cannot be purchased or otherwise acquired unless purchased or otherwise acquired with any of the securities referenced in clause (a) or (b).

“Company” has the meaning set forth in the preamble to this Agreement.

“Demand Registration” has the meaning set forth in Section 2.1(a)(i).

“Demand Registration Request” has the meaning set forth in Section 2.1(a)(i).

“Disclosure Package” means, with respect to any offering of Registrable Securities, (i) the preliminary Prospectus, (ii) each Free Writing Prospectus, and (iii) all other information, in each case, that is deemed, under Rule 159 under the Securities Act, to have been conveyed to purchasers of Registrable Securities at the time of sale of such securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Expenses” means any and all fees and expenses incident to the Company’s performance of or compliance with Article II, including, without limitation: (i) SEC, stock exchange or FINRA registration and filing fees and all listing fees and fees with respect to the inclusion of securities on the New York Stock Exchange or on any other securities market on which the Common Stock is listed or quoted; (ii) fees and expenses of compliance with state securities or “blue sky” laws of any state or jurisdiction of the United States or compliance with the securities laws of foreign jurisdictions and in connection with the preparation of a “blue sky” survey, including, without limitation, reasonable fees and expenses of outside “blue sky” counsel and securities counsel in foreign jurisdictions; (iii) printing and copying expenses; (iv) messenger and delivery expenses; (v) expenses incurred in connection with any road show; (vi) fees and disbursements of counsel for the Company; (vii) with respect to each registration or underwritten offering, the reasonable fees and disbursements of one counsel for the Holders, together with any local counsel, up to an aggregate amount of $200,000 per offering; (viii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or “comfort” letter and updates thereof) and fees and expenses of other Persons, including special experts, retained by the Company; (ix) fees and expenses of any transfer agent or custodian; and (x) expenses for securities law liability insurance and, if any, rating agency fees. For the avoidance of doubt, Expenses shall not include the amounts specified in Section 2.5(b)(y) or the fees or expenses of any underwriters’ counsel.

“FINRA” means the Financial Industry Regulatory Authority, Inc. or any successor regulatory organization.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act relating to the Registrable Securities included in the applicable Registration Statement that has been approved for use by the Company.

“Governmental Authority” means any federal, national, foreign, supranational, state, provincial, county, local or other government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body of competent jurisdiction.

“Holders” means each Person set forth on Schedule A hereto, together with each Affiliate of such Person that acquires Registrable Securities from such first Person other than pursuant to a registered offering or Rule 144 (but only for so long as such Affiliate holds Registrable Securities), and their respective successors and permitted assigns, in each case provided such Person executes a joinder to this Agreement in form and substance reasonably satisfactory to the Company.

“issuer free writing prospectus” has the meaning set forth in Section 2.9.

“Law” means any U.S. or non-U.S. federal, state, local, national, supranational, foreign or administrative law (including common law), statute, ordinance, regulation, requirement, regulatory interpretation, rule, code or Order.

“Order” means any order (temporary or otherwise), judgment, injunction, award, decision, determination, stipulation, ruling, subpoena, writ, decree or verdict entered by or with any Governmental Authority.

“Party” and “Parties” means the parties to this Agreement.

“Person” means any individual, corporation, partnership, limited partnership, limited liability company, joint venture, syndicate, person (as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity, Governmental Authority or other organization of any kind.

“Piggyback Request” has the meaning set forth in Section 2.2(a).

“Piggyback Shares” has the meaning set forth in Section 2.3(a)(iii).

“Postponement Period” has the meaning set forth in Section 2.1(b).

“Prospectus” means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference, or deemed to be incorporated by reference, into such prospectus.

“Public Offering” means an underwritten public offering of the Shares pursuant to an effective Registration Statement, other than (i) pursuant to a Registration Statement on Form S-3, Form S-4 or Form S-8 or any similar or successor form under the Securities Act or (ii) in connection with an offering of subscription rights.

“Qualified Independent Underwriter” means a “qualified independent underwriter” within the meaning of FINRA Rule 5121.

“Registrable Securities” means (a) any Shares held by the Holders at any time (including those held as a result of, or issuable upon, the conversion or exercise of Common Stock Equivalents), whether now owned or acquired by the Holders at a later time, (b) any Shares issued or issuable, directly or indirectly, in exchange for or with respect to the Shares referenced in clause (a) above by way of stock dividend, stock split or combination of Shares or in connection with a reclassification, recapitalization, merger, share exchange, consolidation or other reorganization and (c) any securities issued in replacement of or exchange for any securities described in clause (a) or (b) above. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a Registration Statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement or (B) such securities shall have been sold (other than in a privately negotiated sale) in compliance with the requirements of Rule 144 under the Securities Act, as such Rule 144 may be amended (or any successor provision thereto).

“Registration Statement” means a registration statement of the Company on an appropriate form under the Securities Act filed with the SEC covering the resale of Registrable Securities, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

“Resale Shelf Registration” has meaning set forth in Section 2.1(e).

“Rule 144” means Rule 144 under the Securities Act or any replacement or successor rule promulgated under the Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“Section 2.3(a) Sale Number” has the meaning set forth in Section 2.3(a).

“Section 2.3(b) Sale Number” has the meaning set forth in Section 2.3(b).

“Section 2.3(c) Sale Number” has the meaning set forth in Section 2.3(c).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Shares” means shares of Common Stock of the Company and any and all securities of any kind whatsoever of the Company which may be issued in respect of, or in exchange for, such shares of common stock of the Company pursuant to a merger, consolidation, stock split, stock dividend or recapitalization of the Company or otherwise.

“Shelf Registrable Securities” has the meaning set forth in Section 2.1(f).

“Shelf Registration Statement” has the meaning set forth in Section 2.1(f).

“Shelf Underwriting” has the meaning set forth in Section 2.1(f).

“Shelf Underwriting Request” has the meaning set forth in Section 2.1(f).

“Short-Form Registration” has the meaning set forth in Section 2.1(a)(i).

“Valid Business Reason” has the meaning set forth in Section 2.1(b).

“WKSI” has the meaning set forth in Section 2.1(a)(i).

ARTICLE II
Registration Rights

Section 2.1.         Demand Registration.

(a)          (i) Subject to Sections 2.1(b) and 2.3, the Holders shall have the right to require the Company to file one or more Registration Statements covering all or any part of its Registrable Securities by delivering a written request therefor to the Company specifying the number of Registrable Securities to be included in such registration and the intended method of distribution therefor (a “Demand Registration Request”). The registration so requested is referred to herein as a “Demand Registration”. Any Demand Registration Request may request that the Company register Registrable Securities on an appropriate form, including Form S-1 or on Form S-3 or any similar short-form registration, including a Shelf Registration Statement (as defined below) and, if the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”), an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”) (each, a “Short-Form Registration”). Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form.

(ii)         The Company, subject to Sections 2.3 and 2.6, shall include in a Demand Registration the Registrable Securities of the Holders.

(iii)        The Company shall, subject to Section 2.1(b), use its commercially reasonable efforts to (x) no later than (A) thirty (30) days following receipt of a Demand Registration Request for a Short-Form Registration and (B) forty-five (45) days following receipt of a Demand Registration Request for a registration that is not a Short-Form Registration, file with the SEC a Registration Statement for the registration under the Securities Act (including, without limitation, by means of a Shelf Registration Statement, as defined below, if so requested and if the Company is then eligible to use such a registration) of the Registrable Securities which the Company has been so requested to register, for distribution in accordance with such intended method of distribution, (y) once filed, cause such Registration Statement to be declared effective as soon as practicable following the filing and (z) if requested by the Holders, obtain acceleration of the effective date of the Registration Statement relating to such registration.

(b)          Notwithstanding anything to the contrary in Section 2.1(a), the Demand Registration rights granted in Section 2.1(a) are subject to the following limitations: (i) the Company shall not be required to effect more than six (6) total Demand Registrations and Shelf Underwritings (as defined below) in the aggregate during the term of this Agreement or more than one Demand Registration (which shall be deemed to include for these purposes any Shelf Underwriting, which are subject to this Section 2.1(b) mutatis mutandis) in any ninety (90)-day period (it being understood that a registration pursuant to a Piggyback Request (as defined below) by the Holders shall not constitute a Demand Registration for the purposes of this Section 2.1(b)); (ii) each registration in respect of a Demand Registration Request made by the Holders must include, in the aggregate, net of underwriting discounts and commissions (based on the Common Stock included in such registration by all holders participating in such registration), shares of Common Stock having an aggregate market value of at least $500,000,000 (or a lesser amount if the Registrable Securities requested by the Holders to be included in such Demand Registration constitute all of the Registrable Securities held by all Holders); and (iii) if the Board, in its good faith judgment, after consultation with outside counsel to the Company, determines that any registration of Registrable Securities should not be made or continued because it would require the Company to disclose material non-public information which, (A) would be required to be made in any report or Registration Statement filed with the SEC by the Company so that such report or Registration Statement would not be materially misleading, (B) would not be required to be made at such time but for the filing, effectiveness or continued use of such report or Registration Statement and (C) the Company disclosing publicly would adversely affect any financing, acquisition, corporate reorganization or merger or other material transaction or event involving the Company or otherwise have a material adverse effect on the Company (in each case, a “Valid Business Reason”), then (x) the Company may postpone filing a Registration Statement relating to a Demand Registration Request until five (5) Business Days after such Valid Business Reason no longer exists, but in no event for more than ninety (90) days after the date the Board determines a Valid Business Reason exists and (y) in case a Registration Statement has been filed relating to a Demand Registration Request, the Company may, to the extent determined in the good faith judgment of the Board to be reasonably necessary to avoid interference with any of the transactions described above, cause such Registration Statement to be withdrawn and its effectiveness terminated or suspend the use of such Registration Statement by the Holders or may postpone amending or supplementing such Registration Statement until five (5) Business Days after such Valid Business Reason no longer exists, but in no event for more than ninety (90) days after the date the Board determines a Valid Business Reason exists (such period of suspension, postponement or withdrawal under this clause (iii), the “Postponement Period”). The Company shall give written notice of its determination to suspend, postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, together with a certificate of such determination signed by the Chief Executive Officer or Chief Financial Officer of the Company, in each case, promptly after the occurrence thereof; provided, that the Company shall not be permitted to suspend, postpone or withdraw a Registration Statement for more than an aggregate of one hundred fifty (150) days in any twelve (12)-month period.

If the Company shall give any notice of suspension, postponement or withdrawal of any Registration Statement pursuant to clause (b)(iii) above, the Company shall not, during the Postponement Period, register any Common Stock, other than pursuant to a Registration Statement on Form S-4 or S-8 (or an equivalent registration form then in effect). The Holders agree that, upon receipt of any notice from the Company that the Company has determined to suspend, withdraw, terminate or postpone amending or supplementing any Registration Statement pursuant to clause (b)(iii)(y) above, the Holders will discontinue its disposition of Registrable Securities pursuant to such Registration Statement. If the Company shall have withdrawn or prematurely terminated a Registration Statement filed under Section 2.1(a)(i) (whether pursuant to clause (b)(iii) above or as a result of any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court), the Company shall not be considered to have effected an effective registration for the purposes of this Agreement until the Company shall have filed a new Registration Statement covering the Registrable Securities covered by the withdrawn or terminated Registration Statement and such Registration Statement shall have been declared effective and shall not have been withdrawn. If the Company shall give any notice of suspension, withdrawal or postponement of a Registration Statement, the Company shall, not later than five (5) Business Days after the Valid Business Reason that caused such suspension, withdrawal or postponement no longer exists (but in no event later than forty-five (45) days after the date of the suspension, postponement or withdrawal), use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities covered by the suspended, withdrawn or postponed Registration Statement in accordance with this Section 2.1 (unless the Holders shall have withdrawn such request, in which case the Company shall not be considered to have effected an effective registration for the purposes of this Agreement).

(c)          In connection with any Demand Registration, the Holders shall have the right to designate the lead managing underwriter in connection with any underwritten offering pursuant to such registration; provided, that in each case, the Company shall have the right to approve each such lead managing underwriter, which approval shall not be unreasonably withheld or delayed.

(d)          The obligation to effect a Demand Registration as described in this Section 2.1 shall be deemed satisfied only when a Registration Statement covering the applicable Registrable Securities shall have become effective (unless, after effectiveness, the Registration Statement becomes subject to any stop order, injunction or other order of the SEC or other governmental agency, in which case the obligation shall not be deemed satisfied) and, if the method of disposition is a firm commitment underwritten Public Offering, all such Registrable Securities (less any reduced pursuant to Section 2.3) have been sold pursuant thereto. Any request for a Demand Registration shall not count against the limitations on the number of Demand Registrations required to be effected set forth in Section 2.1(b) unless the obligation to effect such Demand Registration is deemed satisfied.

(e)          If requested in writing by the Holders of a majority of all of the Registrable Securities, the Company shall prepare, file with the SEC and use commercially reasonable efforts to have effective as promptly as practicable following the date of such request a Registration Statement for the sale or distribution by the Holders of all of the Registrable Securities held by the Holders on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, including by way of an underwritten offering, block sale or other distribution plan (the “Resale Shelf Registration”), to be filed and declared effective under the Securities Act, and, if the Company is a WKSI at the time of such Resale Shelf Registration, to cause such Resale Shelf Registration to be an Automatic Shelf Registration Statement, and once effective, the Company shall use commercially reasonable efforts to cause the Resale Shelf Registration to remain effective (including by filing a new Resale Shelf Registration, if necessary) for a period ending on the earliest of (i) the date on which all Registrable Securities included in such registration have been sold or distributed pursuant to the Resale Shelf Registration, (ii) the date as of which there are no longer in existence any Registrable Securities covered by the Resale Shelf Registration and (iii) an earlier date agreed to in writing by the Company and the Holders. For the avoidance of doubt, nothing set forth herein shall require the Company to file the Resale Shelf Registration or to keep effective the Resale Shelf Registration at any time during which the Company is ineligible to use any applicable short-form registration; provided, that at such time, the Company shall use its reasonable best efforts to become and remain qualified to use Short-Form Registrations and, upon the request of the Holders pursuant to this Article II, the Company shall prepare and file with the SEC a Registration Statement or Registration Statements on such form that is available for the sale of the Registrable Securities that were to be otherwise sold or distributed under such Resale Shelf Registration.

(f)          In the event that the Company files a shelf Registration Statement under Rule 415 of the Securities Act whether pursuant to a Demand Registration Request or the Resale Shelf Registration and such registration becomes effective (such Registration Statement, a “Shelf Registration Statement”), the Holders shall have the right at any time or from time to time to elect to sell pursuant to an underwritten offering Registrable Securities available for sale pursuant to such Registration Statement (“Shelf Registrable Securities”), so long as the Shelf Registration Statement remains in effect and only if the method of distribution set forth in the Shelf Registration Statement allows for sales pursuant to an underwritten offering. The Holders shall make such election by delivering to the Company a written request (a “Shelf Underwriting Request”) for such underwritten offering to the Company specifying the number of Shelf Registrable Securities that the Holders desire to sell pursuant to such underwritten offering (the “Shelf Underwriting”). The Company, subject to Sections 2.3 and 2.6, shall include in such Shelf Underwriting the Shelf Registrable Securities of the Holders. The Company shall, as expeditiously as possible (and in any event within ten (10) days after the receipt of a Shelf Underwriting Request), but subject to Section 2.1(b), which shall apply mutatis mutandis to any Shelf Underwriting, use its reasonable best efforts to facilitate such Shelf Underwriting. Notwithstanding the foregoing, if the Holders wish to engage in a Block Trade off of a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an already existing Shelf Registration Statement), then notwithstanding the foregoing time periods, (A) the Holders need to notify the Company of the Block Trade Shelf Underwriting no later than 2:00 p.m. Eastern time five (5) Business Days prior to the day such offering is targeted to commence and (B) the Company shall as expeditiously as possible use its reasonable best efforts to facilitate such shelf offering (which may close as early as three (3) Business Days after the date it commences); provided, that the Holders shall use commercially reasonable efforts to work with the Company and the underwriters prior to making such request in order to facilitate preparation of the Registration Statement, Prospectus and other offering documentation related to the Block Trade. For the avoidance of doubt, any party holding Additional Piggyback Rights (as defined below) shall not be entitled to receive notice of, or to elect to participate in, a Block Trade or any Shelf Registration Statement or Prospectus to be used in connection with such Block Trade. The Company shall, at the request of the Holders, file any Prospectus supplement or, if the applicable Shelf Registration Statement is an Automatic Shelf Registration Statement, any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language reasonably deemed necessary or advisable by the Holders to effect such Shelf Underwriting, subject to Section 2.1(b). Notwithstanding anything to the contrary in this Section 2.1(f), each Shelf Underwriting must include, in the aggregate, net of underwriting discounts and commissions (based on the Common Stock included in such Shelf Underwriting by all participants in such Shelf Underwriting), shares of Common Stock having an aggregate market value of at least $500,000,000 (or a lesser amount if the Registrable Securities of the Holders to be included in such Shelf Underwriting constitute all of the Registrable Securities held by all Holders).

Section 2.2.         Piggyback Registration.

(a)          If the Company proposes or is required to register any of its equity securities for its own account or for the account of any other stockholder under the Securities Act (other than pursuant to (i) a Shelf Underwriting (which shall be governed by Section 2.1 hereof) and (ii) registrations on Form S-4 or Form S-8 or any similar successor forms thereto), the Company shall give prompt written notice of its intention to do so to the Holders, at least five (5) Business Days prior to the filing of any Registration Statement under the Securities Act. Upon the written request of the Holders (a “Piggyback Request”), made within five (5) days following the receipt of any such written notice (which request shall specify the maximum number of Registrable Securities intended to be disposed of by the Holders and the intended method of distribution thereof), the Company shall, subject to Sections 2.2(c), 2.3 and 2.6 hereof, use its reasonable best efforts to cause all such Registrable Securities, the holders of which have so requested the registration thereof, to be registered under the Securities Act with the securities which the Company at the time proposes to register to permit the sale or other disposition by the Holders (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Registration Statement filed by the Company or the Prospectus related thereto. There is no limitation on the number of such piggyback registrations pursuant to the preceding sentence which the Company is obligated to effect. No registration of Registrable Securities effected under this Section 2.2(a) shall relieve the Company of its obligations to effect Demand Registrations under Section 2.1 hereof.

(b)          The Company, subject to Sections 2.3 and 2.6, may elect to include in any Registration Statement and offering pursuant to demand registration rights by any Person, (i) authorized but unissued shares of Common Stock or shares of Common Stock held by the Company as treasury shares and (ii) with the prior written consent of the Holders in the case of a registration pursuant to Section 2.1, any other shares of Common Stock which are requested to be included in such registration pursuant to the exercise of piggyback registration rights granted by the Company after the date hereof and which are not inconsistent with the rights granted in, or otherwise conflict with the terms of, this Agreement (“Additional Piggyback Rights”); provided, that with respect to any underwritten offering, such inclusion shall be permitted only to the extent that it is pursuant to, and subject to, the terms of the underwriting agreement or arrangements, if any, entered into by the Holders.

(c)          If, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company may, at its election, give written notice of such determination to the Holders and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, without prejudice, however, to the rights of the Holders under Section 2.1 and (ii) in the case of a determination to delay such registration of its equity securities, shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other equity securities.

(d)          The Holders shall have the right to withdraw their request for inclusion of their Registrable Securities in any Registration Statement pursuant to this Section 2.2 by giving written notice to the Company of its request to withdraw; provided, that such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration.

(e)          Notwithstanding anything contained herein to the contrary, the Company shall, at the request of the Holders, file any Prospectus supplement or post-effective amendments, or include in the initial Registration Statement any disclosure or language, or include in any Prospectus supplement or post-effective amendment any disclosure or language reasonably deemed necessary or advisable by the Holders.

Section 2.3.         Allocation of Securities Included in Registration Statement.

(a)          If any requested registration made pursuant to Section 2.1 (including a Shelf Underwriting) involves an underwritten offering and the managing underwriter of such offering shall advise the Company that, in its view, the number of securities requested to be included in such underwritten offering by the Holders, the Company or any other Persons exercising Additional Piggyback Rights exceeds the largest number (the “Section 2.3(a) Sale Number”) that can be sold in an orderly manner in such underwritten offering within a price range acceptable to the Holders, the Company shall use its reasonable best efforts to include in such underwritten offering:

(i)          first, all Registrable Securities requested to be included in such underwritten offering by the Holders; provided, that if the number of such Registrable Securities exceeds the Section 2.3(a) Sale Number, the number of such Registrable Securities (not to exceed the Section 2.3(a) Sale Number) to be included in such underwritten offering shall be allocated on a pro rata basis among the Holders, based on the number of Registrable Securities then owned by each such holder requesting inclusion in relation to the aggregate number of Registrable Securities owned by all holders requesting inclusion;

(ii)         second, to the extent that the number of Registrable Securities to be included pursuant to clause (i) of this Section 2.3(a) is less than the Section 2.3(a) Sale Number, any securities that the Company proposes to register; provided, that the number of such securities when aggregated with that number of Registrable Securities to be included pursuant to clause (i) totals no more than the Section 2.3(a) Sale Number; and

(iii)        third, to the extent that the number of Registrable Securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(a) is less than the Section 2.3(a) Sale Number, the remaining Registrable Securities to be included in such underwritten offering shall be allocated on a pro rata basis among all Persons requesting that securities be included in such underwritten offering pursuant to the exercise of Additional Piggyback Rights (“Piggyback Shares”), based on the number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion; provided, that the number of such securities when aggregated with that number of Registrable Securities to be included pursuant to clauses (i) and (ii) totals no more than the Section 2.3(a) Sale Number.

(b)          If any registration or offering made pursuant to Section 2.2 involves an underwritten primary offering on behalf of the Company and the managing underwriter shall advise the Company that, in its view, the number of securities requested to be included in such underwritten offering by the Holders, the Company or any other Persons exercising Additional Piggyback Rights exceeds the largest number (the “Section 2.3(b) Sale Number”) that can be sold in an orderly manner in such underwritten offering within a price range acceptable to the Company, the Company shall include in such underwritten offering:

(i)          first, all equity securities that the Company proposes to register for its own account;

(ii)         second, to the extent that the number of Registrable Securities to be included pursuant to clause (i) of this Section 2.3(b) is less than the Section 2.3(b) Sale Number, the remaining Registrable Securities to be included in such underwritten offering shall be allocated on a pro rata basis among the Holders, based on the number of Registrable Securities then owned by each such holder requesting inclusion in relation to the aggregate number of Registrable Securities owned by all such holders requesting inclusion; provided, that the number of such remaining Registrable Securities when aggregated with that number of equity securities to be included pursuant to clause (i) totals no more than the Section 2.3(b) Sale Number; and

(iii)        third, to the extent that the number of Registrable Securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(b) is less than the Section 2.3(b) Sale Number, the remaining Registrable Securities to be included in such underwritten offering shall be allocated on a pro rata basis among all Persons requesting that securities be included in such underwritten offering pursuant to the exercise of Additional Piggyback Rights, based on the number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion; provided, that the number of such securities when aggregated with that number of Registrable Securities to be included pursuant to clauses (i) and (ii) totals no more than the Section 2.3(b) Sale Number.

(c)          If any registration pursuant to Section 2.2 involves an underwritten offering that was initially requested by any Person(s) requesting that securities be included in such underwritten offering pursuant to the exercise of Additional Piggyback Rights and the managing underwriter shall advise the Company that, in its view, the number of securities requested to be included in such underwritten offering exceeds the number (the “Section 2.3(c) Sale Number”) that can be sold in an orderly manner in such underwritten offering within a price range acceptable to the Company, the Company shall include in such underwritten offering:

(i)          first, the shares requested to be included in such underwritten offering shall be allocated on a pro rata basis among all Persons requesting that securities be included in such underwritten offering pursuant to the exercise of Additional Piggyback Rights, based on the aggregate number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all such Persons requesting inclusion, up to the Section 2.3(c) Sale Number;

(ii)         second, to the extent that the number of Piggyback Shares to be included pursuant to clause (i) of this Section 2.3(c) is less than the Section 2.3(c) Sale Number, the remaining Registrable Securities to be included in such underwritten offering shall be allocated on a pro rata basis among the Holders requesting that Registrable Securities be included in such underwritten offering pursuant to the exercise of piggyback rights pursuant to Section 2.2, based on the aggregate number of Registrable Securities then owned by each Holder requesting inclusion in relation to the aggregate number of Registrable Securities owned by all such Holders requesting inclusion, up to the Section 2.3(c) Sale Number; provided, that the number of such securities when aggregated with that number of Registrable Securities to be included pursuant to clause (i) totals no more than the Section 2.3(c) Sale Number; and

(iii)        third, to the extent that the number of Piggyback Shares and Registrable Securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(c) is less than the Section 2.3(c) Sale Number, the remaining Registrable Securities to be included in such underwritten offering shall be allocated to shares the Company proposes to register for its own account; provided, that the number of such securities when aggregated with that number of Registrable Securities to be included pursuant to clauses (i) and (ii) totals no more than the Section 2.3(c) Sale Number.

(d)          If, as a result of the proration provisions set forth in clauses (a), (b) or (c) of this Section 2.3, the Holders shall not be entitled to include all Registrable Securities in an underwritten offering that the Holders have requested be included, the Holders may elect to withdraw its request to include Registrable Securities in the registration to which such underwritten offering relates or may reduce the number requested to be included; provided, that (x) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (y) such withdrawal or reduction shall be irrevocable and, after making such withdrawal or reduction, the Holders shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal or reduction was made to the extent of the Registrable Securities so withdrawn or reduced.

Section 2.4.         Registration Procedures.  Whenever the Holders request that any Registrable Securities be registered pursuant to Section 2.1 or Section 2.2, subject to the provisions of those Sections, the Company will use its commercially reasonable efforts to effect the registration and the offer and sale of such Registrable Securities in accordance with the intended method of disposition thereof as soon as reasonably practicable, and shall, in connection with any such request, other than during any Postponement Period, use reasonable best efforts to:

(a)          prepare and file with the SEC a Registration Statement on an appropriate registration form of the SEC for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof, which registration form (i) shall be selected by the Company and (ii) shall, in the case of a shelf registration, be available for the sale of the Registrable Securities by the selling holders thereof and such Registration Statement shall comply as to form in all material respects with the requirements of the applicable registration form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its reasonable best efforts to cause such Registration Statement to become effective and remain continuously effective for such period as the Holders shall request, and no less than one hundred eighty (180) days, (provided, that as far in advance as reasonably practicable before filing a Registration Statement or Prospectus or any amendments or supplements thereto, or comparable statements under securities or state “blue sky” laws of any jurisdiction, or any Free Writing Prospectus related thereto, or before sending a response to an SEC comment letter prior to any such filing, the Company will furnish to counsel for the Holders participating in the planned offering and to one counsel for the managing underwriter, if any, copies of reasonably complete drafts of all such documents proposed to be filed (including all exhibits thereto and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC), which documents will be subject to the reasonable review and reasonable comment of such counsel (including any reasonable objections to any information pertaining to the Holders and their plan of distribution and otherwise to the extent necessary, if at all, to complete the filing or maintain the effectiveness thereof), and make the Company’s representatives reasonably available for discussion of such document and make such changes in such document concerning the Holders prior to the filing thereof as counsel for the Holders or underwriters may reasonably request, and the Company shall consider in good faith the changes reasonably and timely requested by such counsel and shall not file any Registration Statement or amendment thereto, any Prospectus or supplement thereto or any Free Writing Prospectus related thereto to which the Holders or the underwriters, if any, shall reasonably and timely object); provided, that notwithstanding the foregoing, in no event shall the Company be required to file any document with the SEC which in the reasonable view of the Company or its counsel contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make any statement therein not misleading;

(b)          (i) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith and such Free Writing Prospectuses and Exchange Act reports as may be necessary to keep such Registration Statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement and any Prospectus so supplemented to be filed pursuant to Rule 424 under the Securities Act in accordance with the Holders’ intended method of disposition set forth in such Registration Statement for such period and (ii) provide reasonable notice to the Holders and the managing underwriter(s), if any, to the extent that the Company determines that a post-effective amendment to a Registration Statement would be appropriate;

(c)          furnish, without charge, to the Holders and each underwriter, if any, of the Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits), the Prospectus, each Free Writing Prospectus utilized in connection therewith, in each case, in all material respects in conformity with the requirements of the Securities Act, and other documents, as the Holders and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Holders (the Company hereby consenting to the use in accordance with all applicable Laws of each such Registration Statement (or amendment or post-effective amendment thereto) and each such Prospectus or Free Writing Prospectus by the Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Registration Statement or Prospectus);

(d)          register or qualify the Registrable Securities covered by such Registration Statement under the securities or “blue sky” Laws of such jurisdictions as the Holders or, in the case of a Public Offering, the managing underwriter reasonably shall request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the Registrable Securities beneficially owned by them; provided, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(e)          promptly notify the Holders and each managing underwriter, if any: (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement related thereto, any post-effective amendment to the Registration Statement or any Free Writing Prospectus has been filed with the SEC and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or state securities authority for amendments or supplements to the Registration Statement or the Prospectus related thereto or for additional information, including copies of any and all transmittal letters and other correspondence with the SEC and all correspondence (including comment letters and a copy of the Company’s draft responses thereto), from the SEC to the Company relating to such Registration Statement or any Prospectus or any amendment or supplement thereto (but not, for the avoidance of doubt, any documents incorporated by reference therein); (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; or (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or state “blue sky” Laws of any jurisdiction or the initiation of any proceeding for such purpose;

(f)          if at any time (i) any event or development shall occur or condition shall exist as a result of which the Disclosure Package, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Disclosure Package is delivered to a purchaser, not misleading, or (ii) it is necessary to amend or supplement the Disclosure Package to comply with Law, the Company will promptly notify the Holders and each managing underwriter, if any, and promptly prepare and file with the SEC (to the extent required) and furnish to the Holders and each underwriter, if any, such amendments or supplements to the Disclosure Package as may be necessary so that the statements in the Disclosure Package, as so amended or supplemented, will not, in the light of the circumstances existing when the Disclosure Package is delivered to a purchaser, be misleading, or so that the Disclosure Package will comply with Law, subject to Section 2.1(b);

(g)          make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of a Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158;

(h)          (i) list the Registrable Securities covered by such Registration Statement on the New York Stock Exchange or any other national securities exchange selected by the Company, if the listing of such Registrable Securities is then permitted under the rules of such exchange and (ii) comply (and continue to comply) with the requirements of any self-regulatory organization applicable to the Company, including without limitation all corporate governance requirements;

(i)           cause its officers, employees and independent public accountants (in the case of the independent public accountants, subject to any applicable accounting guidance regarding their participation in the offering or the due diligence process) to participate at reasonable times and for reasonable periods in, make themselves reasonably available, supply such information as may reasonably be requested and to otherwise facilitate and cooperate with, the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto, taking into account the Company’s reasonable business needs;

(j)           provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such Registration Statement not later than the applicable effective date of such Registration Statement and, in the case of any secondary equity offering, provide and enter into any reasonable agreements with a custodian for the Registrable Securities;

(k)          if the offering is underwritten pursuant to a Demand Registration Request, then at the request of the Holders, (i) enter into such customary agreements (including underwriting agreements in customary form) and take all such other customary actions as the Holders reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (it being understood that the Holders of the Registrable Securities which are to be distributed by any underwriters shall be a party to any such underwriting agreement), (ii) have members of its management participate in due diligence sessions and, in the case of marketed offerings, support the marketing of the Registrable Securities covered by the registration (including, without limitation, participation in investor calls and electronic or telephone “road shows”), and (iii) furnish to the underwriters a customary legal opinion and disclosure letter from counsel to the Company and customary comfort letters from the independent public accountants retained by the Company (and brought down to the closing under the underwriting agreement);

(l)          (i) obtain an opinion from the Company’s counsel and a “comfort” letter and updates thereof from the independent public accountants who have certified the Company’s financial statements (and/or any other financial statements) included or incorporated by reference in such Registration Statement, in each case, in customary form and covering such matters as are customarily covered by such opinions and “comfort” letters (including, in the case of such “comfort” letter, events subsequent to the date of such financial statements) delivered to underwriters in underwritten Public Offerings, which opinion and letter shall be dated as of the dates such opinions and “comfort” letters are customarily dated and otherwise reasonably satisfactory to the underwriters and (ii) furnish to each underwriter a copy of such opinion and letter addressed to such underwriter;

(m)         deliver promptly to counsel for the Holders and to each managing underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the Registration Statement, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by counsel for the Holders, by counsel for any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by the Holders or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such counsel for the Holders, counsel for an underwriter, accountant or agent in connection with such Registration Statement; provided, that, in connection with any of the foregoing, the Company may in its sole discretion restrict access to competitively sensitive or legally privileged documents or information;

(n)          in connection with the preparation and filing of each Registration Statement registering Registrable Securities under the Securities Act, and before filing any such Registration Statement or any other document in connection therewith, give reasonable consideration to the inclusion in such documents of any comments reasonably and timely made by the Holders or their legal counsel; participate in, and make documents available for, the reasonable and customary due diligence review of underwriters during normal business hours, on reasonable advance notice and without undue burden or hardship on the Company; provided, that (i) any party receiving confidential materials shall execute a confidentiality agreement on customary terms if reasonably requested by the Company and (ii) the Company may in its sole discretion restrict access to competitively sensitive or legally privileged documents or information;

(o)          use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to use its commercially reasonable efforts to promptly obtain the withdrawal of such order or suspension and to notify the Holders of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose;

(p)          comply with the Securities Act, the Exchange Act and any other applicable rules and regulations of the SEC and reasonably cooperate with the Holders in the disposition of its Registrable Securities in accordance with the method of distribution described in the Prospectus included in any Registration Statement, such cooperation to include the endorsement and transfer of any certificates representing Registrable Securities (or a book-entry transfer to similar effect) transferred in accordance with this Agreement and delivery of any necessary instructions or opinions to the Company’s transfer agent in order to cause the transfer agent to allow Shares to be sold from time to time as permitted by Law;

(q)          ensure that any Free Writing Prospectus utilized in connection with any registration covered by Section 2.1 or Section 2.2 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby, will not conflict with a related Prospectus, Prospectus supplement and related documents and, when taken together with the related Prospectus, Prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(r)          cooperate with the managing underwriters, if any, the Holders and their respective counsel in connection with the preparation and filing of any applications, notices, registrations and responses to requests for additional information with FINRA, the New York Stock Exchange or any other national securities exchange on which the Shares are listed;

(s)          pay the applicable filing fees covering the Registrable Securities in compliance with the SEC rules and to file such amendments or subsequent Registration Statements as may be required to maintain an effective Registration Statement for the relevant period;

(t)           cooperate with the Holders and the managing underwriter, if any, to facilitate the timely preparation and delivery of book-entry shares or certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the Holders at least two (2) Business Days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof (and, in the case of Registrable Securities registered on a Shelf Registration Statement, at the request of the Holders, prepare and deliver book-entry shares or certificates representing such Registrable Securities not bearing any restrictive legends and deliver or cause to be delivered an opinion or instructions to the transfer agent in order to allow such Registrable Securities to be sold from time to time);

(u)          cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders or the underwriters, if any, to consummate the disposition of such Registrable Securities; and

(v)          take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities.

To the extent the Company is a WKSI at the time any Demand Registration Request is submitted to the Company and such Demand Registration Request requests that the Company file an Automatic Shelf Registration Statement on Form S-3, the Company shall file an Automatic Shelf Registration Statement which covers those Registrable Securities which are requested to be registered in accordance with Section 2.1(e). The Company shall use its commercially reasonable efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such Automatic Shelf Registration Statement is required to remain effective.

If the Company does not pay the filing fee covering the Registrable Securities at the time the Automatic Shelf Registration Statement is filed, the Company agrees to pay such fee at such time or times as the Registrable Securities are to be sold. If the Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year the Company shall refile a new Automatic Shelf Registration Statement covering the Registrable Securities to remain effective for a period ending on the earliest of (i) the date on which all Registrable Securities included in such registration have been sold or distributed pursuant to the Automatic Shelf Registration Statement, (ii) the date as of which there are no longer in existence any Registrable Securities covered by the Automatic Shelf Registration Statement and (iii) an earlier date agreed to in writing by the Company and the Holders. If at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its reasonable best efforts to refile the shelf Registration Statement on Form S-3 and, if such form is not available, Form S-1 and keep such Registration Statement effective during the period during which such Registration Statement is required to be kept effective.

If the Company files any shelf Registration Statement for the benefit of the holders of any of its securities other than the Holders, and the Holders do not request that its Registrable Securities be included in such Shelf Registration Statement, the Company agrees that it shall include in such Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment.

The Company may require as a condition precedent to the Company’s obligations under this Section 2.4 that each participating holder as to which any registration is being effected furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request; provided, that such information is necessary for the Company to consummate such registration and shall be used only in connection with such registration.

The Holders agree that upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (f) of this Section 2.4, the Holders will discontinue the Holders’ disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Holders’ receipt of the copies of the supplemented or amended Prospectus contemplated by paragraph (f) of this Section 2.4 and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in the Holders’ possession of the Prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. In the event the Company shall give any such notice, the applicable period mentioned in paragraph (a) of this Section 2.4 shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each participating holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by paragraph (e) of this Section 2.4.

Section 2.5.         Registration Expenses.

(a)          The Company shall pay all Expenses with respect to any registration or offering of Registrable Securities pursuant to Article II, whether or not a Registration Statement becomes effective or the offering is consummated. Notwithstanding the foregoing, the Company shall not be required to pay for any Expenses of any registration begun pursuant to the terms of this Agreement if the Demand Registration request is subsequently withdrawn at the request of the Holders (in which case the Holders shall bear such expenses).

(b)          Notwithstanding the foregoing, (x) the provisions of this Section 2.5 shall be deemed amended to the extent necessary to cause these expense provisions to comply with state “blue sky” laws of each state in which the offering is made and (y) in connection with any underwritten offering hereunder, the Holders shall pay all underwriting discounts and commissions and any transfer taxes, if any, attributable to the sale of such Registrable Securities, pro rata with respect to payments of discounts and commissions in accordance with the number of shares sold in the offering by the Holders.

Section 2.6.         Certain Limitations on Registration Rights.

In the case of any registration under Section 2.1 involving an underwritten offering, or, in the case of a registration under Section 2.2, if the Company has determined to enter into an underwriting agreement in connection therewith, all securities to be included in such underwritten offering shall be subject to such underwriting agreement and no Person may participate in such underwritten offering unless such Person (i) agrees to sell such Person’s securities on the basis provided therein and completes and executes all reasonable questionnaires, and other customary documents (including custody agreements and powers of attorney) which must be executed in connection therewith; provided, that all such documents shall be consistent with the provisions hereof and (ii) provides such other information to the Company or the underwriter as may be necessary to register such Person’s securities.

Section 2.7.         Limitations on Sale or Distribution of Other Securities; Coordination.

(a)          The Holders agree, (i) to the extent requested in writing by a managing underwriter, if any, of any underwritten Public Offering pursuant to a registration or offering effected pursuant to Section 2.1 or 2.2 (except in the case of a Block Trade, unless the Holders have the option to participate in such Block Trade pursuant to this Agreement or otherwise), not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144 under the Securities Act, any Common Stock, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten Public Offering) during the time period reasonably requested by the managing underwriter, not to exceed sixty (60) days or such shorter period as the managing underwriter shall agree to; provided, that such shorter period shall apply to the Holders (and the Company hereby also so agrees (except that the Company may effect any sale or distribution of any such securities pursuant to a registration on Form S-4 or Form S-8, or any successor or similar form); and (ii) to the extent requested in writing by a managing underwriter of any underwritten Public Offering effected by the Company for its own account (including without limitation any offering in which one or more holders is selling Common Stock pursuant to the exercise of piggyback rights under Section 2.2 hereof), it will not sell any Common Stock (other than as part of such underwritten Public Offering) during the time period reasonably requested by the managing underwriter, which period shall not exceed ninety (90) days or such shorter period as the managing underwriter shall agree to; provided, that such shorter period shall apply to the Holders.

(b)          The Company hereby agrees that, to the extent requested in writing by a managing underwriter, if any, in connection with an offering pursuant to Sections 2.1 or 2.2, the Company shall not sell, transfer, or otherwise dispose of, any Common Stock, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten Public Offering, a registration on Form S-4 or Form S-8 or any successor or similar form), until a period of sixty (60) days (or such shorter period to which the underwriter shall agree) shall have elapsed from the pricing date of such offering; and the Company shall so provide in any registration rights agreements hereafter entered into with respect to any of its equity securities.

(c)          Without limiting the other provisions of this Agreement or the rights and obligations of the Holders or the Company hereunder, the Holders will cooperate and consult in good faith with the Company and its financial advisors with respect to formulating a plan for the orderly disposition and wind down of their Shares in a manner designed to minimize any potential adverse consequences for or disruption to the Company, any pending transaction involving the Company, or any adverse effect on the trading price of the Shares, and will use commercially reasonable efforts to keep the Company reasonably informed and updated with respect to their plans for the disposition of such Shares and the anticipated timing thereof.

Section 2.8.         Indemnification.

(a)          Indemnification Rights.

(i)          In the event of any registration or offer and sale of any securities of the Company under the Securities Act pursuant to this Article II, the Company will, and hereby agrees to, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, the Holders, their Affiliates and, as applicable, their respective directors, officers, employees, stockholders, members or general and limited partners in the offering or sale of such securities (and their respective directors, officers, employees, stockholders, members or general and limited partners), underwriter or Qualified Independent Underwriter, if any, in the offering or sale of such securities, each officer, director, employee, stockholder, managing director, affiliate, representative, successor, assign or partner of such underwriter or Qualified Independent Underwriter, or any such underwriter or Qualified Independent Underwriter within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise in respect thereof (collectively, “Claims”), insofar as such Claims arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary Prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any Free Writing Prospectus utilized in connection therewith, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such Registration Statement or amendment thereof or supplement thereto or in any such Prospectus or any preliminary, final or summary Prospectus or Free Writing Prospectus in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by the Holders.

(ii)         The Holders shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.8(a)(i)) to the extent permitted by law, the Company, its officers and directors, and each Person controlling the Company within the meaning of the Securities Act with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such Registration Statement, any preliminary, final or summary Prospectus contained therein, or any amendment or supplement thereto, or any Free Writing Prospectus utilized in connection therewith, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in strict conformity with written information furnished to the Company or its representatives by or on behalf of the Holders or underwriter or Qualified Independent Underwriter, if any, specifically for use therein, and the Holders shall reimburse such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, that the aggregate amount which the Holders shall be required to pay pursuant to this Section 2.8 (including pursuant to indemnity, contribution or otherwise) shall in no case be greater than the amount of the net proceeds received by the Holders upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claim; provided, further, that such Holders shall not be liable in any such case to the extent that prior to the filing of any such Registration Statement or Prospectus or amendment thereof or supplement thereto, or any Free Writing Prospectus utilized in connection therewith, such Holders have furnished in writing to the Company information expressly for use in such Registration Statement or Prospectus or any amendment thereof or supplement thereto or Free Writing Prospectus which corrected or made not misleading information previously furnished to the Company.

(iii)        Indemnification similar to that specified in Sections 2.8(a)(i) and 2.8(a)(ii) (with appropriate modifications) shall be given by the Company and the Holders with respect to any required registration or other qualification of securities under any applicable securities and state “blue sky” laws.

(iv)        If for any reason the foregoing indemnity is unavailable, unenforceable or is insufficient to hold harmless an indemnified party under Sections 2.8(a)(i), 2.8(a)(ii) or 2.8(a)(iii), then each applicable indemnifying party shall contribute to the amount paid or payable to such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such Claim. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable Law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if any contribution pursuant to this Section 2.8(a)(iv) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 2.8(a)(iv). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 2.8(a)(iv) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.8(a)(iv) to contribute any amount greater than the amount of the net proceeds received by such indemnifying party from the sale of Registrable Securities pursuant to the Registration Statement giving rise to such Claim, less the amount of any indemnification payment made by such indemnifying party pursuant to Sections 2.8(a)(ii) and 2.8(a)(iii). In addition, neither the Holders nor any Affiliate thereof shall be required to pay any amount under this Section 2.8(a)(iv) unless such Person or entity would have been required to pay an amount pursuant to Section 2.8(a)(ii) if it had been applicable in accordance with its terms.

(v)          The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

(vi)        The indemnification and contribution required by this Section 2.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred; provided, that the recipient thereof hereby undertakes to repay such payments if and to the extent it shall be determined by a court of competent jurisdiction that such recipient is not entitled to such payment hereunder.

(b)          Notice of Claim; Defense of Claims.

(i)          Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.8, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.8, except to the extent the indemnifying party is materially and actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Article II.

(ii)         In case any action or proceeding is brought against an indemnified party and such indemnified party shall have notified the indemnifying party of the commencement thereof (as required above), the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal or equitable defenses available to such indemnified party which are not available to the indemnifying party or which may conflict with those available to another indemnified party with respect to such Claim; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have made a conclusion described in clause (ii) or (iii) above) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

Section 2.9.         Free Writing Prospectuses. Except for a Prospectus relating to Registrable Securities included in a Registration Statement, an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) prepared by the Company or other materials prepared by Company, the Holders represent and agree that they (a) will not make any offer relating to the Registrable Securities that would constitute an issuer free writing prospectus or that would otherwise constitute a Free Writing Prospectus, and (b) will not distribute any written materials in connection with the offer or sale pursuant to a Registration Statement of Registrable Securities, in each case, without the prior written consent of the Company and, in connection with any Public Offering, the underwriters.

Section 2.10.       Information from and Obligations of the Holders.  The Company and the Holders hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by the Holders, for all purposes of this Agreement, the only information furnished or to be furnished to the Company for use in any such Registration Statement, Prospectus, or any Free Writing Prospectus, are statements specifically relating to:

(a)          (i) the beneficial ownership of Shares by the Holders and their Affiliates as set forth on Schedule A hereto and (ii) the name and address of the Holders and all information required to be disclosed in order to make such information not contain a material misstatement of fact or necessary to cause such Registration Statement or Prospectus not to omit a material fact with respect to the Holders necessary in order to make the statements therein not misleading; and

(b)          all other information required to be included in such Registration Statement or Prospectus by applicable securities Laws in connection with the disposition of such Registrable Securities as the Company reasonably requests.

Section 2.11.       Rule 144.  With a view to making available the benefits of certain rules and regulations of the SEC that may permit the resale of the Registrable Securities without registration, the Company agrees to use its commercially reasonable efforts to:

(a)          make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b)          file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c)          so long as a Holder owns any Registrable Securities, furnish (i) to the extent accurate, forthwith upon request, a written statement of the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act and (ii) unless otherwise available via the SEC’s EDGAR filing system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.

Section 2.12.       Assistance with Transfers. In connection with any sale or transfer of Registrable Securities by any Holder, including any sale or transfer pursuant to Rule 144 and other rules and regulations of the SEC that may at any time permit a Holder of Registrable Securities to sell securities of the Company to the public without registration, the Company shall, to the extent allowed by law, take any and all action necessary or reasonably requested by such Holder in order to permit or facilitate such sale or transfer, including, without limitation, at the sole expense of the Company, by (i) issuing such directions to any transfer agent, registrar or depositary, as applicable, (ii) delivering such opinions to the transfer agent, registrar or depositary as are customary for the transaction of this type and are reasonably requested by the same, and (iii) taking or causing to be taken such other actions as are reasonably necessary (in each case on a timely basis) in order to cause any legends, notations or similar designations restricting transferability of the Registrable Securities held by such Holder to be removed and to rescind any transfer restrictions with respect to such Registrable Securities; provided, however, that such Holder shall deliver to the Company, in form and substance reasonably satisfactory to the Company, representation letters regarding such Holder’s compliance with such rules and regulations, as may be applicable. In addition, the Company, at its sole expense, shall use commercially reasonable efforts to remove any restrictive legend on any shares of Common Stock that are Registrable Securities upon request by the Holder if (A) such shares of Common Stock are sold pursuant to an effective registration statement or (B) a registration statement covering the resale of such shares of common Stock is effective under the Securities Act and the applicable Holder delivers to the Company a representation letter agreeing that such shares of Common Stock will be sold under such effective registration statement. Furthermore, at the request of any Holder, the Company shall use its commercially reasonable efforts to assist such Holder with respect to any potential private transfer of any Common Stock held by such Holder and its Affiliates, including (i) entering into customary confidentiality agreements with any prospective transferees, (ii) affording to such Holder, its Affiliates and any prospective transferees and their respective counsel, accountants, lenders and other representatives, reasonable access during normal business hours to the properties, books, contracts and records of the Company and (iii) providing reasonable availability of appropriate members of senior management of the Company to provide customary due diligence assistance in connection with any such transfer; provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the Company’s business and operations and the Company may in its sole discretion restrict access to competitively sensitive or legally privileged documents or information.

ARTICLE III
Miscellaneous

Section 3.1.         Termination. This Agreement shall terminate when the Holders collectively beneficially own less than 5% of the then-outstanding Common Stock; provided, however, that Section 2.8 shall survive any termination hereof.

Section 3.2.         Severability. If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

Section 3.3.         Remedies. In the event of actual or potential breach by the Company or any Holder of any of its obligations under this Agreement, each Holder or the Company, as applicable, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

Section 3.4.         Governing Law; Waiver of Jury Trial.

(a)          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws that would direct the application of the laws of another jurisdiction.

(b)          THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANOTHER IN ANY MATTER WHATSOEVER ARISING OUT OF OR IN RELATION TO OR IN CONNECTION WITH THIS AGREEMENT.  FURTHER, NOTHING HEREIN SHALL DIVEST A COURT OF COMPETENT JURISDICTION OF THE RIGHT AND POWER TO GRANT A TEMPORARY RESTRAINING ORDER, TO GRANT TEMPORARY INJUNCTIVE RELIEF, OR TO COMPEL SPECIFIC PERFORMANCE OF ANY DECISION OF AN ARBITRAL TRIBUNAL MADE PURSUANT TO THIS PROVISION.

Section 3.5.         Adjustments Affecting Registrable Securities. The provisions of this Agreement shall apply to any and all shares of capital stock of the Company or any successor or assignee of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution for the Registrable Securities, by reason of any dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise in such a manner and with such appropriate adjustments as to reflect the intent and meaning of the provisions hereof and so that the rights, privileges, duties and obligations hereunder shall continue with respect to the capital stock of the Company as so changed as well as the capital stock of any other entity received in connection with such transaction.

Section 3.6.         Binding Effects; Benefits of Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and each Holder and its successors and assigns. For the avoidance of doubt, each Holder, to the extent not a direct party to this Agreement, shall be a third party beneficiary of this Agreement. The rights to cause the Company to register Registrable Securities under this Agreement may be transferred or assigned by each Holder to one or more transferees or assignees of Registrable Securities if such transferee or assignee is an Affiliate of such Holder and such transferee delivers to the Company a duly executed joinder to this Agreement in form and substance reasonably satisfactory to the Company. The Company shall not be permitted to assign this Agreement without the prior written consent of Leslie H. Wexner and Abigail S. Wexner other than by operation of law in connection with a merger or a similar transaction contemplated by, and subject to, Section 3.5.

Section 3.7.         Notices. All notices or other communications that are required or permitted hereunder shall be in writing and shall be deemed to have been given if (a) personally delivered, (b) sent by nationally recognized overnight courier, (c) sent by registered or certified mail, postage prepaid, return receipt requested or (d) email, addressed as follows:

if to the Company:

Victoria’s Secret & Co.
4 Limited Parkway East
Reynoldsburg, Ohio 43068
Attention:        Chief Legal Officer

if to the Holders:

N.A. Property, Inc.
8000 Walton Parkway
Suite 1000
New Albany, Ohio 43054
Attention:        Dennis Hersch
Email: dennish@naproperty.com

or to such other address as the party to whom notice is to be given may have furnished to such other party in writing in accordance herewith. Any such communication shall be deemed to have been received (i) when delivered, if personally delivered, (ii) on the date sent if delivered by e-mail on a Business Day, or if not sent on a Business Day, on the first Business Day thereafter, (iii) the next Business Day after delivery, if sent by nationally recognized overnight courier, and (iv) on the third (3rd) Business Day following the date on which the piece of mail containing such communication is posted, if sent by first-class mail.

Section 3.8.         Modification; Waiver. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by the Company and Leslie H. Wexner or Abigail S. Wexner. No course of dealing between the Company and the Holders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Any determination, consent or approval of, or notice or request delivered by, or any similar action of, the Holders pursuant to this Agreement shall be made or given by Leslie H. Wexner or Abigail S. Wexner and shall be valid and binding upon all Holders to the same extent as if made or given directly by such Holders.

Section 3.9.         Entire Agreement. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith.

Section 3.10.       Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts taken together shall constitute but one agreement.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

By:
Name: Leslie H. Wexner
By:
Name: Abigail S. Wexner

Victoria’s Secret & Co.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

SCHEDULE A
HOLDERS

Leslie H. Wexner
Abigail S. Wexner
The Linden East Trust
The Linden West Trust
Wexner Personal Holdings Corporation
The Beech Trust
Linden East II trust
Linden West II trust
Pine Trust
Willow Trust
Cedar Trust
Rose Trust
The Wexner Children’s Trust II
The Wexner Family Charitable Fund